UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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SCHEDULE 14A INFORMATION

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BIGLARI HOLDINGS INC.
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Biglari Holdings Inc. (“Biglari Holdings”) has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of Biglari Holdings’ director nominees at its 2015 annual meeting of shareholders.

On March 18, 2015, Biglari Holdings issued the following press release, which includes a link to its investor presentation previously filed with the Securities and Exchange Commission.

Biglari Holdings Inc. Files Detailed Investor Presentation Urging Shareholders to Reject Groveland Nominations to Board of Directors

Advocates Voting the BLUE Proxy Card Today to Support the Current Board

SAN ANTONIO, TX, March 18, 2015 —  Biglari Holdings Inc. (NYSE: BH) (the “Company”) announced today that it has filed an extensive investor presentation with the Securities and Exchange Commission (“SEC”) in connection with the Company’s 2015 Annual Meeting scheduled to be held on April 9, 2015.  In the investor presentation, the Company sets forth its views regarding why a vote for the Biglari Holdings nominees is a vote for continuing the strong track record of creating shareholder value and why the election of the nominees of Groveland Capital — a small firm trying to take over a $1 billion company with a $1 million investment — would have disastrous consequences.

The investor presentation is available at the SEC’s website and at the following link: http://www.okapivote.com/biglari.

About Biglari Holdings Inc.

Biglari Holdings Inc. is a holding company owning subsidiaries engaged in a number of diverse business activities, including media, property and casualty insurance, as well as restaurants. The Company’s largest operating subsidiaries are involved in the franchising and operating of restaurants. All major operating, investment, and capital allocation decisions are made for the Company and its subsidiaries by Sardar Biglari, Chairman and Chief Executive Officer.

Risks Associated with Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements which may concern anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. Biglari Holdings cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations. Biglari Holdings does not update publicly or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Further information on the types of factors that could affect Biglari Holdings and its business can be found in the company's filings with the SEC.